AMENDMENT NO. 1 TO
THE TAX RECEIVABLE AGREEMENT (EXCHANGES)

This Amendment No. 1 to the Tax Receivable Agreement (Exchanges) (this "Amendment") is entered into as of July 31, 2020 by and among GoDaddy Inc., a Delaware corporation (together with its Subsidiaries that are consolidated for U.S. federal income tax purposes, the "Company"), and the undersigned parties hereto (the "Sponsor Parties" and together with the Company, the "Parties" and each, a "Party"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the TRA (as defined below).
RECITALS
WHEREAS, the Parties previously entered into that certain Tax Receivable Agreement (Exchanges), dated as of March 31, 2015, by and among the Company, the Sponsor Parties and, without duplication, each of the TRA Parties (as amended, restated, supplemented or otherwise modified from time to time, the "TRA");
WHEREAS, the Parties desire to, among other things, amend the TRA to provide for a payment to each TRA Party, Non-Party Member and Exchange Registration Holder as set forth opposite such Person’s name on the Settlement Payment Schedule attached hereto as Exhibit A, with such payment to be in full satisfaction of the Company’s payment obligations in respect of the TRA;
WHEREAS, pursuant to Section 7.6(c) of the TRA, no provision of the TRA may be amended or waived unless such amendment or waiver is approved in writing by the Company and each of the Representatives (the "Requisite Consent"); provided that any amendment to, or waiver of, Section 4.1(a) also requires the written approval of a majority of the Non-Investor Directors;
WHEREAS, the Company has received the written approval of a majority of the Non-Investor Directors to enter into this Amendment;
WHEREAS, by executing this Amendment, each of the Representatives has approved in writing this Amendment;
WHEREAS, this Amendment has obtained the Requisite Consent necessary to amend the TRA in the manner provided for in this Amendment; and
WHEREAS, immediately following the execution and delivery of this Amendment, the Parties will sign the TRA (Exchanges) Termination and Release Agreement in the form attached hereto as Exhibit B (the "TRA (Exchanges) Termination and Release Agreement").
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend the TRA as follows:
1.Amendments to TRA. The following shall be added at the end of Section 4.1(a) of the TRA:
"From and after July 31, 2020, the Corporate Taxpayer shall have an obligation to pay, or cause to be paid, to each TRA Party, Non-Party Member and Exchange Registration Holder an amount equal to the amount set forth opposite such Person’s name on Exhibit A to Amendment No. 1 (each, a "Settlement Payment" and collectively, the "Settlement Payments"). The Corporate Taxpayer shall pay each Settlement Payment on or before July 31, 2023; provided, however, that with respect to each TRA Party, Non-Party Member or Exchange Registration Holder that returns an executed counterpart signature page to the TRA (Exchanges) Termination and Release Agreement to the Corporate Taxpayer, the Corporate Taxpayer shall pay to such TRA Party, Non-Party Member and Exchange Registration Holder, as the case may be, such Person’s Settlement Payment no later than ten (10) Business Days after the return of such counterpart signature page. With respect to each TRA Party, Non-Party Member and Exchange Registration Holder that does not return an executed counterpart signature page to the TRA (Exchanges) Termination and Release Agreement to the Corporate Taxpayer, the Corporate Taxpayer shall send a check in the amount of such Person's Settlement Payment to such Person’s address last known to the Corporate Taxpayer. Notwithstanding anything to the contrary in this Agreement, including, without limitation, Article III and this Article IV, the Corporate Taxpayer’s sole and exclusive payment obligations under this Agreement in respect of each TRA Party, Non-Party Member and Exchange Registration Holder shall be to pay, or cause to be paid, to such TRA Party, Non-Party Member and Exchange Registration Holder, as the case may be, such Person's Settlement Payment. Notwithstanding anything further to the contrary in this Agreement, including, without limitation, Article III and this Article IV, this Agreement shall terminate upon the payment of all of the Settlement Payments pursuant to this Agreement, the TRA (Exchanges) Termination and Release Agreement or otherwise."
The following shall be added to Section 1.1 of the TRA:
""Amendment No. 1" means that certain Amendment No. 1 to the Tax Receivable Agreement (Exchanges) entered into as of July 31, 2020 by and among the Corporate Taxpayer and the undersigned parties thereto."
2.Effect. The TRA, as amended, is hereby confirmed in all respects and shall remain in full force and effect pursuant to the terms thereof.
3.Miscellaneous.
        (a)  Entire Agreement. This Amendment, the TRA and the TRA (Exchanges) Termination and Release Agreement constitute the entire agreement among the Parties that may have related in any way to the subject matter hereof and supersede all prior agreements and understandings both written and oral (including any related discussions), among the Parties with respect to the subject matter hereof.
(b) Rules of Construction. The Parties hereto agree that they have been represented by counsel or had the opportunity to consult with counsel during the negotiation and execution of this Amendment and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(c) Waivers. No waiver of any breach of any of the terms of this Amendment shall be effective unless such waiver is made expressly in writing and executed and delivered by the Party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.
(d) Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
(e) No Third-Party Beneficiaries. Nothing in this Amendment, expressed or implied, is intended to confer on any Person other than the Parties hereto or their respective successors and assigns any rights, remedies, or liabilities under or by reason of this Amendment.
(f) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.
(g) Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Tax Receivable Agreement (Exchanges) as of the date first written above.

COMPANY:

GODADDY INC

By:	/s/ Aman Bhutani
Name:	Aman Bhutani
Title:	Chief Executive Officer
[Amendment No. 1 to the Tax Receivable Agreement (Exchanges) signature page]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Tax Receivable Agreement (Exchanges) as of the date first written above.

FOUNDER REPRESENTATIVE
AND SPONSOR PARTIES:

ROBERT PARSONS

By:	/s/ Robert Parsons

YAM SPECIAL HOLDINGS, INC.

By:	/s/ Robert Parsons

Name:	Robert Parsons

Title:	President

[Amendment No. 1 to the Tax Receivable Agreement (Exchanges) signature page]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Tax Receivable Agreement (Exchanges) as of the date first written above.

KKR REPRESENTATIVE AND SPONSOR
PARTIES:

KKR 2006 FUND (GDG) L.P.

By:	KKR Associates 2006 AIV L.P., its general partner

By:	KKR 2006 AIV GP LLC, its general partner

By:	/s/ Robert Lewin
Name:	Robert Lewin
Title:	Authorized Signatory

OPERF CO-INVESTMENT LLC

By:	KKR Associates 2006 L.P., its manager

By:	KKR 2006 GP LLC, its general partner

By:	/s/ Robert Lewin
Name:	Robert Lewin
Title:	Authorized Signatory

KKR PARTNERS III, L.P.

By:	KKR III GP LLC, its general partner

By:	/s/ Robert Lewin
Name:	Robert Lewin
Title:	Authorized Signatory

[Amendment No. 1 to the Tax Receivable Agreement (Exchanges) signature page]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Tax Receivable Agreement (Exchanges) as of the date first written above.

SLP REPRESENTATIVE AND SPONSOR
PARTIES:
SLP GD INVESTORS, L.L.C.

By:	Silver Lake Partners III DE (AIV IV), L.P., its Managing Member

By:	Silver Lake Technology Associates III, L.P., its General Partner

By:	SLTA III (GP), L.L.C., its General Partner

By:	Silver Lake Group, L.L.C., its Managing Member

By:	/s/ Lee Wittlinger
Name:	Lee Wittlinger
Title:	Managing Director
[Amendment No. 1 to the Tax Receivable Agreement (Exchanges) signature page]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Tax Receivable Agreement (Exchanges) as of the date first written above.

TCV REPRESENTATIVE AND SPONSOR
PARTIES:
TCV VII, L.P.

By:	Technology Crossover Management VII, L.P., its general partner

By:	Technology Crossover Management VII, Ltd., its general partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

TCV MEMBER FUND, L.P.

By:	Technology Crossover Management VII, Ltd., its general partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory
[Amendment No. 1 to the Tax Receivable Agreement (Exchanges) signature page]